UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 14, 2009

PENN NATIONAL GAMING, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-24206	23-2234473
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, Pennsylvania		19610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 373-2400

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture for 8¾% Senior Subordinated Notes due 2019

On August 14, 2009, Penn National Gaming, Inc. (the “Company”) issued $325.0 million aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2019 (the “Notes”) pursuant to an Indenture, dated as of August 14, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).  The Notes will not be guaranteed; provided, however, that to the extent any of the Company’s subsidiaries guarantee its existing or future senior subordinated debt securities, excluding its 6 7/8% Senior Subordinated Notes due 2011 (the “6 7/8% Notes”) and subject to certain exceptions, such subsidiaries also will guarantee the Notes.

The Notes are the general unsecured obligations of the Company and are subordinated in right of payment to all of the Company’s existing and future senior debt.  The Notes rank pari passu in right of payment with the Company’s existing and future senior subordinated debt, including the Company’s existing $250.0 million of 6 3/4% Senior Subordinated Notes due 2015 and $200.0 million of 6 7/8% Notes; provided, however, that because the Notes will not be guaranteed they will be structurally subordinated to the 6 7/8% Notes (which are guaranteed by certain of the Company’s subsidiaries) due to the fact that the holders of the 6 7/8% Notes will have a prior claim, ahead of holders of the Notes, on the assets of such subsidiary guarantors.  As previously announced, the Company has commenced a cash tender offer and consent solicitation for all of the outstanding 6 7/8% Notes.  If any or all of the 6 7/8% Notes are not purchased in the tender offer, the Company intends to redeem, on or after December 1, 2009, or defease or discharge, any and all of the then outstanding 6 7/8% Notes in accordance with the indenture governing such notes.

The Company intends to use the net proceeds from the offering of the Notes (i) to repay $40 million of borrowings, together with accrued and unpaid interest thereon, under its term loan A facility, (ii) to fund the previously announced tender offer and consent solicitation for all of the 6 7/8% Notes and pay related transaction fees and expenses, and to redeem, defease or discharge any of the 6 7/8% Notes that are not tendered and (iii) for general corporate purposes.  As an alternative to using the net proceeds from the offering of the Notes to refinance the 6 7/8% Notes as described above, the Company may use a portion of such net proceeds to repay all or a portion of outstanding borrowings under the Company’s revolving credit facility and then re-draw revolver borrowings to refinance the 6 7/8% Notes.

The Notes will mature on August 15, 2019 and bear interest at the rate of 8¾% per annum.  The Company may redeem the Notes at any time on and after August 15, 2014 at the declining redemption premiums set forth in the Indenture and prior to August 15, 2014 at a make-whole premium expressed as a spread to a defined United States Treasury security rate, plus accrued interest, as described in the Indenture.  In addition, prior to August 15, 2012, the Company may redeem the Notes at a price of 108.75% with the net proceeds of equity offerings so long as at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding.   The Notes are also subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which the Company and its subsidiaries conduct gaming operations.

If the Company experiences a change of control accompanied by a decline in the rating of the Notes, the Company must give holders of the Notes the opportunity to sell the Company their Notes at 101% of their principal amount, plus accrued interest.  If the Company or its subsidiaries engage in asset sales, they generally must either invest the net cash proceeds from such sales in their business within a period of time, prepay senior debt or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds at a purchase price equal to 100% of their principal amount, plus accrued interest.

The Indenture contains covenants limiting the Company (and most of its subsidiaries’) ability to: incur additional debt and issue certain preferred stock; pay dividends or distributions on its capital stock or repurchase its capital stock; make certain investments; create liens on its assets to secure certain debt; enter into transactions with affiliates; merge or consolidate with another company; transfer and sell assets; and designate subsidiaries as unrestricted subsidiaries.  These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

Events of default under the Indenture include, among others, the following: default for 30 days in the payment when due of interest on the Notes, default in payment when due of the principal of or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture, in some cases without notice from the trustee or the holders of Notes; and certain events of bankruptcy.  In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, all Notes then outstanding will become due and payable immediately without further action or notice.

The foregoing description is not complete and is qualified in its entirety by the Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by this reference.

Registration Rights Agreement for 8¾% Senior Subordinated Notes due 2019

On August 14, 2009, in connection with the issuance of the Notes, the Company entered into a registration rights agreement with Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Banc of America Securities LLC and RBS Securities Inc., each for itself and on behalf of each of the other initial purchasers (the “Registration Rights Agreement”), pursuant to which and on the terms and subject to the conditions of which, the Company has agreed to use its reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”) and cause to become effective, in each case within specified time periods, a registration statement with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for substantially identical debt securities of the Company that are registered under the Securities Act.  Under certain circumstances, in lieu of an Exchange Offer registration statement, the Company has agreed to file a shelf registration statement with the SEC with respect to the resale of the Notes.

If the Company does not file the required registration statement on time, or if the SEC does not declare the required registration statement effective on time, or if the Company does not complete the Exchange Offer on time (each, a “Registration Default”), then the Company will pay liquidated damages in cash to each holder of the applicable Notes with respect to the first 90-day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default, in an amount equal to 0.25% per annum of the principal amount of the applicable Notes. The amount of liquidated damages will increase by an additional 0.25% per annum of the principal amount of the applicable Notes for each subsequent 90-day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to a maximum amount of 0.50% of the principal amount of the applicable Notes. Following the cure of a particular Registration Default, the accrual of liquidated damages with respect to such Registration Default will cease.

The foregoing description is not complete and is qualified in its entirety by the Registration Rights Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by this reference into this Item 2.03.

Item 8.01. Other Events.

On August 14, 2009, Penn National Gaming, Inc. issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by this reference, announcing satisfaction of the financing condition to the tender offer and consent solicitation for the 6 7/8% Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of August 14, 2009, between Penn National Gaming, Inc. and Wells Fargo Bank, National Association, as trustee.

10.1

Registration Rights Agreement, dated as of August 14, 2009, among Penn National Gaming, Inc. and Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Banc of America Securities LLC and RBS Securities Inc., each for itself and on behalf of each of the other initial purchasers.

99.1	Press Release dated August 14, 2009 of Penn National Gaming, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

Date: August 14, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of August 14, 2009, between Penn National Gaming, Inc. and Wells Fargo Bank, National Association, as trustee.

10.1

Registration Rights Agreement, dated as of August 14, 2009, among Penn National Gaming, Inc. and Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Banc of America Securities LLC and RBS Securities Inc., each for itself and on behalf of each of the other initial purchasers.

99.1	Press Release dated August 14, 2009 of Penn National Gaming, Inc.